                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PREMIERE RADIO NETWORKS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                PREMIERE RADIO NETWORKS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transactions:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 13, 1996
                            ------------------------

To the Stockholders of Premiere Radio Networks, Inc.:

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Premiere Radio Networks, Inc., a Delaware Corporation (the "Company"), will be held on August 13, 1996 at 10:00 a.m., Los Angeles time, at the offices of Ernst & Young LLP, 1999 Avenue of the Stars, Suite 2100, Los Angeles, California 90067, to consider and vote on the following matters, as more fully described in the Proxy Statement accompanying this Notice:

    1. A proposal to elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

    2. A proposal to amend the Certificate of Incorporation of the Company to provide that (a) each share of Common Stock, $0.01 par value per share ("Common Stock"), shall be entitled to ten (10) votes per share and each share of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), shall be entitled to one vote per share, (b) each share of Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof, (c) the Company may not treat the Common Stock and Class A Common Stock differently (except for voting rights) in any merger, reorganization, recapitalization or similar transaction or support a tender offer which attempts to do so, and (d) the number of authorized shares of Common Stock and Class A Common Stock shall be 14,000,000 and 20,000,000 shares, respectively;

    3. A proposal to ratify the appointment of Ernst & Young LLP to serve as the Company's independent accountants and auditors for the fiscal year ending December 31, 1996;

    4. A proposal to approve an amendment to the Company's 1992 Stock Option Plan ("1992 Plan") to increase the number of shares of Common Stock subject to the 1992 Plan from 525,000 shares to 547,207 shares;

    5. A proposal to approve an amendment to the Company's 1995 Stock Option Plan ("1995 Plan") to increase the number of shares of Class A Common Stock subject to the 1995 Plan from 461,887 shares to 1,113,887 shares; and

    6. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The foregoing items are more fully described in the Proxy Statement accompanying this Notice. Please give this information your careful attention. Only stockholders of record at the close of business on July 25, 1996 will be entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. Directions may be obtained by calling the offices of the Company at
(818)377-5300. Regardless of whether you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed envelope. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at anytime prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By order of the Board of Directors,

                                          Harold S. Wrobel, Secretary
July 26, 1996

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AND PROMPTLY RETURN SUCH CARD(S) IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 13, 1996
                                  INTRODUCTION

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Premiere Radio Networks, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 13, 1996 (the "Annual Meeting") or at any adjournment or adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Los Angeles time, at the offices of Ernst & Young LLP, 1999 Avenue of the Stars, Suite 2100, Los Angeles, California 90067. These proxy solicitation materials were mailed on or about July 26, 1996, to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND VOTING OF PROXIES

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On July 25, 1996, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 3,533,100 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and 4,013,273 shares of the Company's Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the voting power of outstanding shares of the Company's Common Stock and Class A Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock and one-tenth of a vote for each share of Class A Common Stock held by such stockholder on July 25, 1996. The proxy card will be voted in the manner directed by the stockholder. If no instructions are marked on the proxy card, the shares represented thereby will be voted FOR each of the nominated directors and FOR each of proposals 2, 3, 4 and 5. Although management does not know of any other matters to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matter(s) that may properly come before the Annual Meeting. As of the record date, directors and executive officers of the Company had the power to vote approximately 61.1% of the Common Stock and 26.9% of the Class A Common Stock, representing a combined voting power of 57.6%. All of the directors and executive officers have expressed the intent to vote in favor of all the proposals described below and, accordingly, the adoption of such proposals by stockholders at the Annual Meeting is assured.

    Approval of the proposed amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the combined voting power of shares of the Common Stock and Class A Common Stock entitled to vote on such matter. Accordingly, abstentions and broker nonvotes will have the effect of a vote "AGAINST" such proposal. All other proposals will require the affirmative vote of a majority of the combined voting power of shares of the Common Stock and Class A Common stock represented at the Annual Meeting and entitled to vote on such matters. Abstentions as to such proposals will have the effect of a vote "AGAINST" such proposals and against any nominee for director. Broker nonvotes with respect to such proposals will not be counted for purposes of determining the number of shares represented and entitled to vote at the meeting, and will not represent a vote either "FOR" or "AGAINST" such proposals or any nominee for director. Accordingly, broker nonvotes as to these proposals will not have any effect on their passage or failure to pass.

REVOCABILITY OF PROXIES

    You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at its principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person (in which case your proxy shall be revoked automatically).

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Stockholders who wish to present proposals at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be submitted to the Company no later than March 28, 1997 in order to be included in the Proxy Statement and form of proxy relating to the 1997 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    VOTING AGREEMENT. In July 1995, the Company, Archon Communications, Inc. ("Archon") and certain officers and directors of the Company (the "Management Stockholders") entered into a Stockholders Agreement pursuant to which such parties agreed to vote their respective shares of Common Stock and Class A Common Stock in favor of a Board of Directors of the Company, consisting of three designees of Archon, three designees of the Management Stockholders and two independent directors, and in favor of the Company's 1995 Stock Option Plan (the "1995 Plan") and, if recommended by the Board of Directors, additional increases in the amount of shares available for grant under the Company's stock option plans such that the shares available for grant shall equal up to 15% of the Company's outstanding Common Stock and Class A Common Stock (including, for this purpose, outstanding warrants and vested stock options).

    Archon and the Management Stockholders also entered into a Voting Trust Agreement to which Archon contributed 500,000 shares of Common Stock and the Management Stockholders either contributed or made subject to the Voting Trust created thereby an aggregate of 1,337,690 shares of Common Stock. The shares of Class A Common Stock subsequently issued in connection with a one-for-two stock dividend (the "Class A Dividend") with respect to the shares of Common Stock subject to the Voting Trust are also subject to the Voting Trust. The Management Stockholders granted to Archon an irrevocable proxy with respect to 418,845 shares of Common Stock subject to the Voting Trust (which proxy also relates to 209,422 shares of Class A Common Stock issued as a result of the Class A Dividend) such that, after giving effect to the proxy, Archon and the Management Stockholders have equal voting power within the Voting Trust. All shares subject to the Voting Trust will be voted in accordance with the determination of the majority of the Voting Trust votes and in accordance with the Stockholders Agreement. In the event of a deadlock, each holder of shares within the Voting Trust will vote its shares in the same manner and the same proportion as all other shares not subject to the Voting Trust. In the event that any Management Stockholder ceases to be employed on a full-time basis by the Company, Archon may, at its discretion, remove such person's shares from the Voting Trust. The trustee under the Voting Trust Agreement is U.S. Trust Company of California, N.A., Corporate Trust Division, 515 S. Flower Street, Suite 2700, Los Angeles, California 90071.

    The Stockholders Agreement and the Voting Trust Agreement will remain in effect until terminated by Archon following the occurrence of any of the following events: (i) the Management Stockholders own less than 10% of the aggregate outstanding Common Stock and Class A Common Stock; (ii) the Management Stockholders dispose of more than 50% of the shares of Common Stock and Class A Common Stock (after giving effect to the Class A Dividend) in the aggregate held by them on July 28, 1995; or (iii) Stephen C. Lehman ceases to be employed by the Company on a full-time basis. The Stockholders Agreement and the Voting Trust Agreement may also be terminated by Archon upon the disposition of more than 685,000 shares of Common Stock or Class A Common Stock by the Management Stockholders.

    In addition to the irrevocable proxy granted to Archon by the Management Stockholders in connection with the Voting Trust Agreement, the Management Stockholders granted an additional proxy to Archon with respect to 211,808 shares of Common Stock and 105,904 shares of Class A Common Stock held by the Management Stockholders that are not subject to the Voting Trust. Archon will, subject to the Stockholders Agreement, be permitted to vote such shares in its sole discretion. The number of shares subject to this proxy will be reduced by 50% of the number of shares of Common Stock or Class A Common Stock, as applicable, acquired by Archon upon exercise of its Class B Warrants or through the public market and that number of shares disposed of by the Management Stockholders. The proxy may be terminated at any time by Archon for any of the reasons permitting termination of the Stockholders Agreement.

    BENEFICIAL OWNERSHIP. The following tables set forth certain information with respect to beneficial ownership of the Company's Common Stock and Class A Common Stock as of July 25, 1996 by: (i) each person who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock and/or Class A Common Stock; (ii) each of the Company's directors; (iii) each of the Named Executives (as hereinafter defined); and (iv) all executive officers and directors of the Company as a group.

                   TABLE I -- COMMON STOCK BENEFICIALLY OWNED

                                                                                 COMMON STOCK       PERCENT OF
                                                                                 BENEFICIALLY      COMMON STOCK
NAME AND ADDRESS (1)                                                              OWNED (2)     BENEFICIALLY OWNED
- ------------------------------------------------------------------------------  --------------  -------------------
Archon Communications Inc. ...................................................      1,266,982             35.9%
 15260 Ventura Blvd., Third Floor
 Los Angeles, CA 91403-5339
Stephen C. Lehman.............................................................        733,420             20.4%
Kraig T. Kitchin..............................................................        160,160              4.5%
Harold S. Wrobel..............................................................        225,567              6.2%
Timothy M. Kelly..............................................................        211,346              5.9%
Robert W. Crawford............................................................         58,433              1.6%
Louise G. Palanker............................................................        300,180              8.4%
David J. Evans................................................................        --                 *
Bernard Hoberman..............................................................         20,000            *
Robert M. Fell................................................................        --                 *
David E. Salzman..............................................................         21,000            *
Kenin M. Spivak...............................................................        --                 *
All Executive Officers and Directors as a Group (11 persons)..................      1,730,106             44.3%

              TABLE II -- CLASS A COMMON STOCK BENEFICIALLY OWNED

                                                                                   CLASS A
                                                                                 COMMON STOCK   PERCENT OF CLASS A
                                                                                 BENEFICIALLY      COMMON STOCK
NAME AND ADDRESS (1)                                                            OWNED (3),(4)   BENEFICIALLY OWNED
- ------------------------------------------------------------------------------  --------------  -------------------
Archon Communications Inc. ...................................................        633,489             15.8%
 15260 Ventura Blvd., Third Floor
 Los Angeles, CA 91403-5339
Stephen C. Lehman.............................................................        366,710              9.1%
Kraig T. Kitchin..............................................................         80,080              2.0%
Harold S. Wrobel..............................................................        112,784              2.8%
Timothy M. Kelly..............................................................        105,673              2.6%
Robert W. Crawford............................................................         29,217            *
Louise G. Palanker............................................................        150,090              3.7%
David E. Evans................................................................         30,000            *
Robert M. Fell................................................................         30,000            *
Bernard Hoberman..............................................................         40,000            *
David E. Salzman..............................................................         40,500            *
Kenin M. Spivak...............................................................         30,000            *
All Executive Officers and Directors as a Group (11 persons)..................      1,015,054             23.3%

- ------------------------
*   Less than 1%

(1) The address of each person other than Archon is c/o the Company at 15260 Ventura Boulevard, Fifth Floor, Los Angeles, California 91403-5339.

(2) For Archon, includes 466,982 shares of Common Stock owned by the Management Stockholders which are subject to proxies granted to Archon by the Management Stockholders, as to which Archon disclaims beneficial ownership, and excludes 869,779 shares of Common Stock owned by the Management Stockholders which are subject to the Voting Trust Agreement as to which Archon may acquire shared voting power under certain circumstances, and
    1,521,500 shares of Common Stock underlying warrants which are not exercisable within 60 days or are to be issued in the future pursuant to standby commitments provided to the Company by Archon to purchase up to $10.8 million of subordinated debentures ("Commitment Agreement"). For Mr. Lehman, includes 63,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Kitchin, includes 52,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Kelly, includes 49,166 shares of Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Wrobel, includes 99,987 shares of Common Stock issuable upon exercise of options and warrants exercisable within 60 days. For Mr. Crawford, includes 32,333 shares of Common Stock issuable upon exercise within 60 days. For Ms. Palanker, includes 32,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Hoberman, includes 20,000 shares of Common Stock issuable upon the exercise of options and warrants exercisable within 60 days. For Mr. Salzman includes 21,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days.

(3) For Archon, includes 233,489 shares of Class A Common Stock owned by the Management Stockholders which are subject to proxies granted to Archon by the Management Stockholders, as to which Archon disclaims beneficial ownership and, excludes 434,890 shares of Class A Common Stock owned by the Management Stockholders which are subject to the Voting Trust Agreement as to which Archon may acquire shared voting power under certain circumstances, and 760,650 shares of Class A Common Stock underlying warrants which are not exercisable within 60 days or are to be issued in the future pursuant to the Commitment Agreement. For Mr. Lehman, includes 31,500 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Kitchin, includes 26,250 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Kelly, includes 24,583 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Wrobel, includes 49,994 shares of Class A Common Stock issuable upon exercise of options and warrants exercisable within 60 days. For Mr. Crawford, includes 16,167 shares of Class A Common Stock issuable upon exercise within 60 days. For Ms. Palanker, includes 16,000 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days. For Mr. Hoberman, includes 40,000 shares of Class A Common Stock issuable upon the exercise of options and warrants exercisable within 60 days. For Mr. Salzman includes 40,500 shares of Class A Common Stock issuable upon the exercise of warrants exercisable within 60 days. For each of Messrs. Evans, Fell, and Spivak includes 30,000 shares each of Class A Common Stock issuable upon the exercise of options and warrants exercisable within 60 days.

(4) For Messrs. Lehman, Kitchin, Wrobel, Crawford and Ms. Palanker does not include 25,000, 13,334, 3,334, 6,667 and 5,000 shares of Class A Common Stock, respectively, issuable upon the exercise of options within 60 days which options are contingent upon Stockholder approval at the Annual Meeting of an amendment to the Company's 1995 Plan to increase the number of shares reserved for issuance thereunder.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    It is contemplated that a Board of Directors consisting of eight (8) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for nominees of the Board of Directors named below, all of whom, with the exception of Messrs. Wrobel and Schuon, are presently directors of the Company. All of the nominees have consented to being named herein and have agreed to serve if so elected. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting (a situation which is not now anticipated), the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been duly elected and qualified.

                                                                                          SERVED AS DIRECTOR
NOMINEE DIRECTOR'S NAME                      POSITION WITH THE COMPANY                          SINCE
- ---------------------------  ---------------------------------------------------------  ----------------------
Stephen C. Lehman..........  President, Chief Executive Officer                         January 1987
                             and Chairman of the Board (1)
Kraig T. Kitchin...........  Executive Vice President/Sales and Director                February 1992
Harold S. Wrobel...........  Senior Vice President/Business and Legal Affairs           --
                             and Secretary
David J. Evans.............  Director (2)                                               July 1995
Robert M. Fell.............  Director (2)                                               July 1995
Andy Schuon................  --                                                         --
David E. Salzman...........  Director (2)(3)                                            July 1995
Kenin M. Spivak............  Director (1)(2)                                            July 1995

- ------------------------

(1) Member of the Executive Committee, one member of which is designated by Archon and one member of which is designated by Mr. Lehman.

(2) Member of the Compensation Committee and the Stock Option Committee.

(3) Member of the Audit Committee.

    Messrs. Fell, Spivak and Evans are designees of Archon, and Messrs. Salzman and Schuon have been nominated as independent directors. Messrs. Wrobel and Schuon have been nominated to replace Robert W. Crawford and Bernard Hoberman, respectively, who are not standing for re-election.

VOTE REQUIRED

    The affirmative vote of holders of shares representing a majority of the voting power of the Company's Common Stock and Class A Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends that stockholders vote FOR approval of each of the foregoing nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information about the executive officers and directors of the Company. All officers and directors hold office until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

    STEPHEN C. LEHMAN, age 44, has been President, Chief Executive Officer and Chairman of the Board of the Company since its formation in January 1987. From 1984 to 1987, Mr. Lehman was President of Stephen Lehman Productions, a syndicated radio program company, while also serving as an on-air personality at KIIS-AM and FM/Los Angeles. From 1982 to 1984, he specialized in building radio networks for independent radio syndicators. From 1980 to 1981, Mr. Lehman was National Sales Manager for Innerview Radio Networks. From 1976 to 1980, Mr. Lehman was president of a promotion advertising agency. Mr. Lehman has more than 20 years' experience in the radio industry. In 1975, he graduated magna cum laude from the University of Nevada/Las Vegas, with a degree in communications.

    KRAIG T. KITCHIN, age 34, has been Executive Vice President/Sales since 1994 and a Director of the Company since February 1992. From February 1992 to January 1994 he was Senior Vice President/ Sales of the Company. From January 1987 to January 1992, he was Vice President/Sales of the Company. From June 1985 to January 1987, he managed Katz Radio Group's West Coast network radio operations, and from April 1984 to June 1985 he was an account executive at Katz Radio Group. From April 1983 to April 1984, he was General Manager of KTYD-FM/Santa Barbara. Mr. Kitchin graduated from Michigan State University with a B.A. in communications in 1983 and was operations manager for WFMK-FM/Lansing, Michigan from January 1982 to April 1983 while in college.

    HAROLD S. WROBEL, ESQ., age 36, has served as Senior Vice President/Business and Legal Affairs since February 1994 and as General Counsel for the Company since 1987. From 1991 to February 1994, Mr. Wrobel also served as Vice President and has served as Secretary since 1989. From 1987 to 1988, he practiced entertainment and corporate law with the Los Angeles firm of Denton, Hall, Burgin & Warrens. Mr. Wrobel earned a B.A. in economics and political science from Yale University in 1982 and a J.D. from the University of Southern California Law School in 1985.

    TIMOTHY M. KELLY, age 48. has served as Executive Vice President of the Company since January 1987 and served as a Director of the Company from January 1987 to December 1994. From 1973 to 1986, he served as an on-air personality or program manager for radio stations in major markets including WCFL-AM/Chicago, WPGC-AM/FM/Washington DC and WRKO-AM/Boston. From 1983 to 1988, he was an on-air personality at KIIS-FM/Los Angeles. Mr. Kelly conceived the Plain-Wrap Countdown concept and co-founded Plain-Wrap Countdown, Inc.

    DANIEL M. YUKELSON, age 33, has served as the Chief Financial Officer and Vice President/Finance of the Company since June 1995. From 1993 until June 1995, Mr. Yukelson served as an Assistant Vice President and Controller of Wherehouse Entertainment, Inc., a specialty retailer of pre-recorded music and home entertainment products. During 1993, Mr. Yukelson served as Vice President/Finance and Chief Financial Officer of Standard Brands Paint Company, Inc., and from 1985 until 1993, he was employed with Ernst & Young LLP, the Company's independent auditors, last serving as a Senior Manager. Mr. Yukelson earned a B.S. degree in business administration from California State University at Northridge in 1985. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

    DAVID J. EVANS, age 56, has served as a Director of the Company since July 1995. Mr. Evans has been President and Chief Operating Officer of Fox Television since August 1994. In such capacity, he oversees the business activities at Fox Broadcasting Company, Fox Television Stations, Inc., Twentieth Television's
domestic syndication unit and the Fox cable television channel, fX. From May 1993 until August 1994, Mr. Evans was President of Fox Circle Productions, overseeing development and production of certain programming for Fox's television program services. From 1992 to May 1993, Mr. Evans was President of International for British Sky Broadcasting, after serving for 18 months as the Executive Director of Marketing and Distribution. Prior thereto, Mr. Evans was President and Chief Executive Officer of Qintex Entertainment, Inc., a television production and distribution company, which filed a petition under Chapter 11 of the United States Bankruptcy Code.

    ROBERT M. FELL, age 53, has been a Director of the Company since July 1995. Mr. Fell has served as the Chairman, President and Chief Executive Officer of the corporate general partner of Archon Capital Partners, L.P. ("Archon Capital") since February 1994 and has served as Chairman and Co-Chief Executive Officer of Archon since its formation in January 1995. Since 1993, Mr. Fell has also served as a founding General Partner of InterActive Partners L.P., a venture capital-backed firm specializing in creating interactive media companies. Since 1978, Mr. Fell has served as President and Chief Executive Officer of Fell & Company, Inc. and, since 1984, as General Partner of Fell & Nicholson Technology Resources, both of which are management consulting firms specializing in entertainment/communications and high technology. Mr. Fell is a Director of Crystal Dynamics Inc., an interactive games company, Silicon Gaming Inc., a developer of state-of-the-art gaming machines, VideoStream Inc., a developer of interactive home shopping software and hardware, and New Children's Studio and Toy Company. Mr. Fell received a B.A. from Dartmouth College and an M.B.A. from The Wharton School of The University of Pennsylvania.

    DAVID E. SALZMAN, age 51, has been a Director of the Company since July 1995. Mr. Salzman has served as Co-Chief Executive Officer of Quincy Jones-David Salzman Entertainment ("QDE") since its formation in 1993. QDE, a television, motion picture, music and interactive content joint venture, produces "Fresh Prince of Bel-Air" for NBC and "Jenny Jones," a nationally syndicated talk series. From 1985 until 1990, Mr. Salzman served as a member of the Office of the President of Lorimar Telepictures. Following the acquisition of Lorimar Telepictures by Warner Communications Inc., he was named President of Lorimar Telepictures. In November 1991, Mr. Salzman formed David Salzman Entertainment, a joint venture with Warner Bros. Inc., which focused on television productions. In 1980, Mr. Salzman was a founding Partner of Telepictures Inc., a company engaged in the production and distribution of television programming. He served as Vice Chairman and Executive Vice-President until its merger with Lorimar in 1986. Prior thereto, Mr. Salzman was Chairman of Group W Productions and general manager of KDKA-TV. Mr. Salzman holds a B.A. from Brooklyn College and an M.A. from Wayne State University.

    ANDY SCHUON, age 31, has served as Executive Vice President/Programming for MTV Music Television, a unit of Viacom, Inc. ("MTV"), since November 1995. In such capacity, Mr. Schuon oversees MTV's music, talent and programming departments. From May 1992 to November 1995, Mr. Schuon served in various capacities at MTV starting as Vice President/Music, Programming and Promotion. From 1989 to 1992, Mr. Schuon served as the program director of radio station KROQ-FM in Los Angeles. Mr. Schuon attended the University of Nevada.

    KENIN M. SPIVAK, age 39, has been a Director of the Company since July 1995. Mr. Spivak has served as President and Co-Chief Executive Officer of Archon since its formation in January 1995. From 1991 until June 1994, Mr. Spivak was Managing Director of Island World B.V. and President of its operating company, the Island World Group, a company engaged in the production and international distribution of feature films and television programming. From 1988 until November 1990, Mr. Spivak served as Executive Vice President and functioned as chief operating officer of MGM/UA Communications Co., a leading motion picture and television studio. From 1985 through 1988, Mr. Spivak was an investment banker with Merrill Lynch & Co., where he specialized in the media and entertainment industries, and an officer and director of ML Media Partners L.P., which owns and operates radio and television stations and cable operating systems. Since January 1995, Mr. Spivak has been Chairman of Knowledge Exchange, LLC, a multi-media publishing company, and since 1993, he has been a director and executive committee chairman of John Paul Mitchell Systems, a leading hair products company. From 1991 until February 1995, Mr. Spivak was Vice Chairman of the Board of Diversified Industries Inc., which successfully reorganized under Chapter 11 of the United States Bankruptcy Code. From 1991 until 1993, Mr. Spivak was a Special Director of Westfed Holdings, Inc., elected by the preferred shareholders following a default caused by Westfed's subsidiary, a thrift seized by banking regulators. From 1991 until 1992, Mr. Spivak was a director of Kings Road Entertainment, Inc. Mr. Spivak holds an A.B., M.B.A and J.D. from Columbia University.

BOARD OF DIRECTORS AND COMMITTEES

    The directors of the Company hold office for a term of one year or until the next Annual Meeting of Stockholders and the election and qualification of their successors. The Board of Directors held three meetings during the fiscal year ended December 31, 1995, which was attended either in person or by telephone by a majority of the Board of Directors, and conducted business by unanimous written consent on two occasions. All of the committee meetings were attended by all of their respective members. The Company does not have a nominating committee, and the directors nominated for election at the Annual Meeting were nominated by the entire Board of Directors.

    The Board of Directors of the Company has designated an Executive Committee of the Board of Directors, which consists of two members of the Board of Directors, one designated by Archon and one designated by Mr. Lehman. The members of the Executive Committee are Messrs. Spivak and Lehman. The Executive Committee meets between meetings of the Board of Directors to consider matters generally presented to the Board of Directors. During the fiscal year ending December 31, 1995, the Executive Committee met informally on approximately 20 occasions throughout the fiscal year and met formally on two occasions at which the Executive Committee adopted resolutions.

    The Board of Directors has a Compensation Committee and a Stock Option Committee, each of which currently consists of Messrs. Evans, Fell, Salzman, and Spivak. The Compensation Committee determines salary and bonus arrangements of key personnel. The Stock Option Committee administers the Company's stock option plans. The Compensation Committee and the Stock Option Committee met on one occasion during the fiscal year ended December 31, 1995.

    The Board of Directors has established an Audit Committee, currently consisting of Messrs. Hoberman and Salzman. The Audit Committee recommends to the Board of Directors the appointment of the independent accountants to serve as auditors in examining the corporate accounts of the Company. The Audit Committee meets with appropriate Company financial and legal personnel and independent public accountants to review the Company's internal controls and objectivity of its financial reporting. The independent public accountants are expected to periodically meet privately with the Audit Committee and have access to the Committee at any time. The Audit Committee met on one occasion during the past fiscal year.

    Each director who is not an employee of the Company is paid a fee of $1,000 for each meeting of the Board of Directors in which he attends. Directors are reimbursed for travel and other reasonable expenses related to Board of Directors' Meetings.

                                  PROPOSAL TWO
    APPROVAL OF THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Company's Certificate of Incorporation, as currently in effect, provides that holders of the Company's Common Stock shall be entitled to one vote for each share held and holders of the Company's Class A Common Stock shall be entitled to one-tenth vote for each share held on all matters to be voted upon by stockholders, including the election of directors. In addition, the Company's Certificate of Incorporation provides that the Company is authorized to issue two classes of common stock, consisting of 7,000,000 shares of Common Stock and 14,000,000 shares of Class A Common Stock. The rights of holders of Common Stock and Class A Common Stock are identical except for voting rights. Holders of Common Stock and Class A Common Stock are entitled to receive on a pro rata basis such dividends which may be declared from time-to-time by the Board of Directors in its discretion from any assets legally available for that purpose, subject to preferential rights, if any, of holders of Preferred Stock.

    In November 1995, the Company's Board of Directors authorized, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to provide that (a) each share of Common Stock shall be entitled to ten votes per share and each share of Class A Common Stock shall be entitled to one vote per share, (b) each share of Common Stock shall be convertible into one share of Class A Common Stock at the option of the holders, (c) the Company may not treat the Common Stock and Class A Common Stock differently (except for voting rights) in any merger, reorganization, recapitalization, or similar transaction or support a tender offer which attempts to do so, and (d) the number of authorized shares of Common Stock and Class A Common Stock shall be 14,000,000 shares and 20,000,000 shares, respectively.

    Upon adoption of Proposal Two, Article 4 of the Company's Certificate of Incorporation would be amended and restated in its entirety to read as follows:

        "4. The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty-Nine Million (39,000,000), of which Fourteen Million (14,000,000) shares will be Common Stock, $.01 par value per share, Twenty Million (20,000,000) shares shall be Class A Common Stock $.01 par value per share, and Five Million (5,000,000) shall be Preferred Stock, $.01 par value per share.

         Holders of Common Stock shall have the right to cast ten votes for each share held of record and holders of Class A Common Stock shall have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock. The Common Stock and the Class A Common Stock shall vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

         Each share of Common Stock shall be convertible, at the election of the holder thereof, into one share of Class A Common Stock.

        Holders of Class A Common Stock shall be entitled to the same rights, privileges and opportunities (other than voting rights) as holders of Common Stock in any merger, reorganization, recapitalization or similar transaction to which the Corporation is a party. The Corporation shall not support any tender offer or exchange offer which treats Class A Common Stock differently (except in respect of voting rights) from Common Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

           a. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

           b. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

           c. the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

           d. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

           e. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any dissolution of the assets, of the Corporation;

           f. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

           g. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

           h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock;

           i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

           j. any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative."

    Assuming the exercise of all outstanding options and warrants, only 1,249,620 additional shares of Common Stock are authorized and available for future issuance. In addition, the Board of Directors believes that the ability of the Company to issue shares of Common Stock or Class A Common Stock for additional stock dividends (if any), public offerings (if any), or other corporate purposes would be advisable and in the best interests of the Company.

    If this proposal is adopted, the additional shares of Common Stock and Class A Common Stock may be issued at the direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. The Company has no present intention to issue additional shares of its Common Stock or its Class A Common Stock. Stockholders of the Company have no preemptive rights to purchase additional shares. The adoption of the proposal will not of itself cause any change in the capital accounts of the Company. However, the issuance of additional shares of Common Stock and/or Class A Common Stock could dilute the existing stockholders' equity interest in the Company. Approval of the proposed amendment to the Certificate of Incorporation would also result in the Common Stock becoming convertible into Class A Common Stock. Any such conversion would result in an immediate, substantial reduction in the converting stockholder's voting power.

VOTE REQUIRED

    The affirmative vote of a majority of the combined outstanding voting power of the Common Stock and Class A Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends that stockholders vote FOR approval of this proposal to amend the Company's Certificate of Incorporation.

                                 PROPOSAL THREE
        RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR THE 1996 FISCAL YEAR

    The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. This firm acted as auditors for the Company during the fiscal year ended December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the combined outstanding voting power of the outstanding Common Stock and Class A Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent accountants and auditors for the fiscal year ending December 31, 1996.

                                 PROPOSAL FOUR
               AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN

BACKGROUND AND SUPPORTING ARGUMENTS

    Pursuant to the Company's 1992 Plan, the Company may grant options to purchase up to 525,000 shares of Common Stock and, as a result of the Class A Dividend, 221,029 shares of Class A Common Stock. Options to purchase 125,982 shares of Common Stock and 10,026 shares of Class A Common Stock have been exercised under the 1992 Plan and options to purchase up to 421,225 shares of Common Stock and 211,003 shares of Class A Common Stock are presently outstanding under the 1992 Plan. The Company has exceeded the authorized limitation of options to purchase shares of Common Stock under the 1992 Plan by 22,207 shares of Common Stock, assuming all of the options outstanding under the 1992 Plan are exercised.

    The Board of Directors has amended the 1992 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder to 547,207 shares of Common Stock to cover options already granted under the 1992 Plan. The Board of Directors believes that the 1992 Plan has played a key role in assisting the Company in the recruitment, retention and motivation of employees, directors and independent contractors who are in a position to make contributions to the Company's progress. The 1992 Plan offers a significant incentive to the employees, directors and independent contractors of the Company by enabling such individuals to acquire the Company's Common Stock and/or Class A Common Stock, thereby increasing their proprietary interest in the growth and success of the Company. The Board of Directors has determined that appropriate incentives, such as the 1992 Plan, benefits the Company and, therefore, increases the value of the Company for the benefit of all of its stockholders. The Board of Directors believes that the 1992 Plan, in part, helped the Company deliver the level positive financial results achieved during the past two fiscal years.

    The total proposed increase in the 1992 Plan's authorized share reserve is for 22,207 shares of Common Stock, which is less than 1.0% of the combined total of Common Stock and Class A Common Stock outstanding.

VOTE REQUIRED

    An affirmative vote by the holders of a majority of the combined outstanding voting power of the shares of Common Stock and Class A Common Stock present or represented by proxy at the Annual Meeting is required for approval of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR this proposal.

SUMMARY OF THE 1992 PLAN

    ADMINISTRATION. The 1992 Plan is administered by the Stock Option Committee of the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the 1992 Plan are final and conclusive. Options covering all shares of Common Stock (including the additional shares covered by this proposal) have previously been granted. The Stock Option Committee has the authority, subject to the express provisions of the 1992 Plan, to interpret the respective option agreements and the 1992 Plan, to prescribe, amend and rescind rules and regulations relating to the 1992 Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Stock Option Committee necessary or desirable for the administration of the 1992 Plan. The Stock Option Committee has the authority to correct any defect or supply any omission or reconcile any inconsistency in the 1992 Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the 1992 Plan into effect and it shall be the sole and final judge of such expediency.

    ELIGIBILITY UNDER THE 1992 PLAN. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") ("Participants"). Incentive stock options ("ISOs") may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Stock Option Committee shall so determine.

    SHARES SUBJECT TO THE 1992 PLAN. Under the 1992 Plan, 525,000 shares of Common Stock had originally been reserved for issuance upon exercise of options. In connection with the Class A Dividend, the number of shares reserved for issuance has been adjusted by the Stock Option Committee pursuant to the section governing "Adjustments Upon Changes in Capitalization" of the 1992 Plan to include 221,029 shares of Class A Common Stock. If an option granted under the 1992 Plan expires, terminates or is canceled for any reason without having been exercised in full, the unpurchased shares subject to such option are again be available for subsequent option grants under the 1992 Plan. The 1992 Plan provides for the grant of ISOs intended to qualify as such under section 422(b) of the Code and nonstatutory stock options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees (including officers and directors who are also employees), directors and independent contractors of the Company. If any options granted under the 1992 Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for the 1992 Plan.

    Options granted pursuant to the 1992 Plan vest at the times set forth in the option as determined by the Stock Option Committee. The maximum term of each option granted under the 1992 Plan is ten (10) years. Stock options granted under the 1992 Plan must be exercised by the optionee during the earlier of their term or within 90 days after termination of the optionee's employment, except that the period may be extended in certain events, including death and termination due to disability. The exercise price of shares of Common Stock or Class A Common Stock, as the case may be, subject to options under the 1992 Plan must not be less than the fair market value of the Common Stock on the date of the grant.

    DURATION, AMENDMENT AND TERMINATION. The Board of Directors may amend, suspend or terminate the 1992 Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1992 Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISOs or, if required applicable securities laws, would materially increase the benefits accruing to participants under the 1992 Plan or would materially modify the requirement as to eligibility for participation in the 1992 Plan, shall be subject to approval of the Company's stockholders. Stockholder approval is not required for any other amendment of the 1992 Plan. Unless sooner terminated by the Board of Directors, the 1992 Plan will terminate on February 25, 2002, and no further options may be granted or stock sold pursuant to the 1992 Plan following the termination date.

    EFFECT OF CERTAIN CORPORATE EVENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities, the Stock Option Committee or the Board of Directors will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1992 Plan, as appropriate.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1992 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

    Pursuant to the 1992 Plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422A of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionees sells the shares acquired upon the exercise of an ISO at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Common Stock and/or Class A Common Stock or the fair market value of the shares of Common Stock and/or Class A Common Stock on the date of exercise over the exercise price of such ISO. In such case, the Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

    The amount by which the fair market value of the shares of Common Stock and/or Class A Common Stock received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to 26 percent of the individual's AMTI (reduced by certain exemption amounts) up to $175,000 and 28 percent of the AMTI in excess of $175,000.

    The grant of an NSO is generally not a taxable event for the optionee. Upon exercise of the NSO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such NSO, and the Company will be entitled to a tax deduction equal to such amount.

    The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1992 Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foregoing jurisdiction in which any optionee may reside.

                                 PROPOSAL FIVE
               AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

    The Company has adopted, and the stockholders have previously approved, the 1995 Plan pursuant to which the Company has been authorized to grant options to purchase up to 461,887 shares of Class A Common Stock, as adjusted for the Class A Dividend. No options to purchase shares of Class A Common Stock have been exercised under the 1995 Plan and options to purchase up to 213,750 shares of Class A Common Stock are presently outstanding under the 1995 Plan. Subject to stockholder approval, the Board of Directors has amended the 1995 Plan to increase the number of shares reserved for issuance thereunder to 1,113,887 shares of Class A Common Stock. The total proposed increase in the 1995 Plan's authorized share reserve is for 652,000 shares of Class A Common Stock, which is approximately 8.6% of the combined total of Common Stock and Class A Common Stock outstanding.

VOTE REQUIRED

    An affirmative vote by the holders of a majority of the combined outstanding voting power of the Common Stock and Class A Common Stock present or represented by proxy at the Annual Meeting is required for approval of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF THE 1995 PLAN

    ADMINISTRATION. The 1995 Plan is administered by the Stock Option Committee of the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the 1995 Plan are final and conclusive. The Stock Option Committee may in its sole discretion grant options to purchase shares of the Class A Common Stock and issue shares upon exercise of such options as provided in the 1995 Plan. The Stock Option Committee has authority, subject to the express provisions of the 1995 Plan, to interpret the respective option agreements and the 1995 Plan, to prescribe, amend and rescind rules and regulations relating to the 1995 Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Stock Option Committee necessary or desirable for the administration of the 1995 Plan. The Stock Option Committee may correct any defect or supply any omission or reconcile any inconsistency in the 1995 Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the 1995 Plan into effect and it shall be the sole and final judge of such expediency.

    ELIGIBILITY UNDER THE 1995 PLAN. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code. ISOs may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Internal Revenue Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Stock Option Committee shall so determine.

    SHARES SUBJECT TO THE 1995 PLAN. Under the 1995 Plan, 461,887 shares of Class A Common Stock have been reserved for issuance upon exercise of options. If an option granted under the 1995 Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the 1995 Plan. The 1995 Plan provides for the grant of both ISOs intended to qualify as such under section 422(b) of the Code, and NSOs. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees (including officers and directors who are also employees), directors and independent contractors of the Company. If any options granted under the 1995 Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for the 1995 Plan. To date, options to purchase up to 213,750 shares of Class A Common Stock have been granted under the 1995 Plan.

    Options granted pursuant to the 1995 Plan will vest at the times determined by the Stock Option Committee. The maximum term of each option granted under the 1995 Plan is ten years. Stock options granted under the 1995 Plan must be exercised by the optionee during the earlier of their term or within 90 days after termination of the optionee's employment, except that the period may be extended in certain events, including death and termination due to disability. The exercise price of shares of Class A Common Stock subject to options under the 1995 Plan must not be less than the fair market value of the Class A Common Stock on the date of the grant.

    DURATION, AMENDMENT AND TERMINATION. The Board of Directors may amend, suspend or terminate the 1995 Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1995 Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISOs or, if required by applicable securities laws, would materially increase the benefits accruing to participants under the 1995 Plan or would materially modify the requirement as to eligibility for participation in the 1995 Plan, shall be subject to approval of the Company's stockholders. Stockholder approval is not required for any other amendment of the 1995 Plan. Unless sooner terminated by the Board of Directors, the 1995 Plan will terminate on March 1, 2005, and no further options may be granted or stock sold pursuant to the 1995 Plan following the termination date.

    EFFECT OF CERTAIN CORPORATE EVENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction or if the outstanding shares of Class A Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities, the Stock Option Committee or the Board of Directors will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1995 Plan, as appropriate.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1995 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

    Pursuant to the 1995 Plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422A of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionees sells the shares acquired upon the exercise of an ISO at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Class A Common Stock or the fair market value of the shares of Class A Common Stock on the date of exercise over the exercise price of such ISO. In such case, the Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

    The amount by which the fair market value of the shares of Class A Common Stock received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's AMTI in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to twenty-six percent (26%) of the individual's AMTI (reduced by certain exemption amounts) up to $175,000 and twenty-eight percent (28%) of the AMTI in excess of $175,000.

    The grant of an NSO is generally not a taxable event for the optionee. Upon exercise of the NSO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such NSO, and the Company will be entitled to a tax deduction equal to such amount.

    The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foregoing jurisdiction in which any optionee may reside.

                                  PROPOSAL SIX
                                 OTHER MATTERS

    The Company is aware of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.

                               OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table set forth all cash compensation, including bonuses and deferred compensation, paid for the years ended December 31, 1995, 1994 and 1993 by the Company to (i) its Chief Executive Officer and (ii) each of the four highest compensated executive officers of the Company, other than the Chief Executive Officer, who received at least $100,000 in salary and bonus during 1995 (collectively, the "Named Executives").

                                                        ANNUAL COMPENSATION
                                                                (1)
                                                       ----------------------                 ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR       SALARY       BONUS    COMPENSATION (2)
- -----------------------------------------------------  ---------  -----------  ---------  -----------------
STEPHEN C. LEHMAN                                           1995  $   283,595  $  75,000      $   2,652
President, Chief Executive Officer and                      1994  $   234,036  $  45,000      $   4,286
Chairman of the Board                                       1993  $   236,829  $  34,500      $   4,829
KRAIG T. KITCHIN                                            1995  $   203,540  $  50,000      $   2,652
Executive Vice President/Sales and                          1994  $   157,063  $  32,500      $   4,286
Director                                                    1993  $   153,457  $  15,000      $   3,142
HAROLD S. WROBEL                                            1995  $   173,333  $  37,500      $   2,335
Senior Vice President/Business and                          1994  $   115,629  $  27,500      $   3,697
Legal Affairs, and Secretary                                1993  $   160,650        -0-      $   3,290
TIMOTHY M. KELLY                                            1995  $   168,067  $  20,000      $   2,652
Executive Vice President/Programming                        1994  $   155,442  $  10,000      $   4,286
                                                            1993  $   165,850  $  22,500      $   3,396
ROBERT W. CRAWFORD                                          1995  $   109,888  $  22,500      $   2,363
Former Vice President/Finance and Chief                     1994  $    82,292  $  17,500      $   2,801
Financial Officer; currently President of                   1993  $    66,817  $   7,000      $   1,368
Premiere Services Group division and Director

- ------------------------

(1) Portions of the fiscal 1995 salary and/or bonus earned by the executive officer may be deferred pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), which was adopted by the Board of Directors in 1995. Under the SERP, certain designated key members of management may elect on an annual basis to defer up to $100,000 of their pre-tax compensation until retirement or termination of employment.

(2) The amounts listed were specifically allocated to each respective Named Executive under the Company's Profit Sharing Plan (as hereinafter defined). The table does not include certain other benefits received by the foregoing executive officers of the Company, the value of which benefits did not exceed five percent of their cash compensation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

    The following table contains information concerning stock options exercised in the last fiscal year and stock options unexercised on December 31, 1995 with respect to the Named Executives.

                                                                   NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                                      OPTIONS HELD AT              IN-THE-MONEY OPTIONS
                                                                    FISCAL YEAR END (1)         AT FISCAL YEAR-END (1)(3)
                                                                ----------------------------  ------------------------------
                                                                      EXERCISABLE (E)                EXERCISABLE (E)
                                       SHARES         VALUE          UNEXERCISABLE (U)              UNEXERCISABLE (U)
                                     ACQUIRED ON    REALIZED    ----------------------------  ------------------------------
NAME                                EXERCISE (1)       (2)        COMMON     CLASS A COMMON      COMMON      CLASS A COMMON
- ----------------------------------  -------------  -----------  ----------  ----------------  ------------  ----------------
Stephen C. Lehman.................          -0-           -0-     63,000(E)       31,500(E)   $  392,017(E)  $    196,008(E)
                                                                     -0-(U)          -0-(U)          -0-(U)           -0-(U)
Kraig T. Kitchin..................          -0-           -0-     52,500(E)       26,250(E)   $  352,167(E)  $    176,083(E)
                                                                     -0-(U)          -0-(U)          -0-(U)           -0-(U)
Harold S. Wrobel..................          -0-           -0-     67,434(E)       33,717(E)   $  440,749(E)  $    220,374(E)
                                                                     -0-(U)          -0-(U)          -0-(U)           -0-(U)
Timothy M. Kelly..................          -0-           -0-     49,166(E)       24,583(E)   $  309,254(E)  $    154,627(E)
                                                                     -0-(U)          -0-(U)          -0-(U)           -0-(U)
Robert W. Crawford................       18,000     $ 225,250     32,333(E)       16,166(E)   $  206,442(E)  $    103,221(E)
                                                                     -0-(U)          -0-(U)          -0-(U)           -0-(U)

- ------------------------

(1) As adjusted to give retroactive effect to the Class A Dividend, a one-for-two stock dividend which was effected in the form of a three-for-two stock split during March 1996.

(2) The value realized is determined by subtracting the exercise price from the sale price on the date of exercise and multiplying the resulting number by the number of underlying shares of common stock.

(3) The value of "in the money" options is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock and Class A Common Stock as reported By Nasdaq National Market ("NNM") as of December 31, 1995 as adjusted on a pro rata basis to give retroactive effect to the Class A Dividend) of $11.17 per share and multiplying the resulting number by the number of underlying shares of Common Stock or Class A Common Stock, as the case may be. The actual closing price for the Company's Common Stock as reported by NNM on December 31, 1995 was $16.75 per share.

EMPLOYMENT AGREEMENTS

    Effective as of October 1, 1994, the Company entered into employment agreements with each of Stephen C. Lehman, Kraig T. Kitchin, Harold S. Wrobel and Robert W. Crawford. Mr. Lehman's agreement has a term of four years and may be renewed at the Company's option for an additional term of two years. Mr. Lehman's employment agreement provides for a base salary of $270,000 in the first year and $290,000 in the second year, which salary shall be increased by not less than the consumer price index for all urban consumers (Los Angeles consolidated statistical area) (the "CPI") nor more than the CPI plus $25,000. Mr. Lehman's employment agreement provides that in the event he is terminated or resigns following a "change of control" (as defined) of the Company, the Company will make a payment to Mr. Lehman equal to 2.99 times his base salary at the time of his termination or resignation. In connection with Mr. Lehman's employment agreement, on November 10, 1995, the Company made a non-recourse loan to Mr. Lehman, in the aggregate amount of $800,000, secured by 170,000 shares of Common Stock and, following the Class A Dividend, 85,000 shares of Class A Common Stock. See "Certain Relationships and Related Transactions."

    Mr. Kitchin's employment agreement is for an initial term of two years (and may be renewed at the Company's option for an additional two-year term) and provides for a base salary of $200,000 in the first year and $210,000 in the second year, which salary shall be increased by not less than the CPI nor increased by more than the CPI plus $25,000. Mr. Kitchin's employment agreement provides that in the event he is terminated or resigns following a "change of control" (as defined) of the Company, the Company will make a payment to Mr. Kitchin equal to
2.99 times his base salary at the time of his termination or resignation.

    Mr. Wrobel's employment agreement is for an initial term of two years (and may be renewed at the Company's option for an additional two year term) and provides for a base salary of $175,000 during the first year and $185,000 during the second year, which salary shall be increased by not less than the CPI nor increased by more than the CPI plus $25,000. Mr. Wrobel's employment agreement provides that in the event he is terminated or resigns following a "change in control" (as defined) of the Company, the Company will make a payment to Mr. Wrobel equal to 2.99 times his base salary at the time of his termination or resignation.

    Effective as of January 6, 1995, the Company entered into an employment agreement with Timothy M. Kelly pursuant to which Mr. Kelly was compensated at the annual rate of $152,000 during the first six months of the agreement, is being compensated at the annual rate of $175,000 until December 31, 1995, and, in the event Mr. Kelly's employment is extended beyond such date, the Company will compensate him at the annual rate of $185,000 and enter into an employment agreement with Mr. Kelly on the same non-financial terms as the employment agreement with Mr. Kitchin.

    Mr. Crawford's employment agreement is for an initial term of two years (and may be renewed at the Company's option for an additional two year term) and provides for a base salary of $75,000 during the first year of his agreement, provided, however, that if Mr. Crawford shall work more than ten business days during any four week period he shall receive additional compensation of $579.92 ("Additional Salary") for each additional day of employment during such four week period. Such base salary and Additional Salary shall be increased by not less than CPI nor increased by more than CPI plus $12,500 with resepct to base salary and CPI plus $96.15 per day with respect to Additional Salary.

PROFIT SHARING PLAN AND 401(K) SAVINGS RETIREMENT PLAN

    The Company, until December 31, 1995, maintained a profit sharing plan (the "Profit Sharing Plan"). The Profit Sharing Plan qualifies under Section 401(a) of the Internal Revenue Code, as amended (the "Code"). The Company's Board of Directors decides whether to make a contribution to the Profit Sharing Plan for a given fiscal year and the amount thereof. The contribution for any participant's account generally may not exceed 15 percent of participant compensation, up to a maximum amount consisting of a base figure and certain incremental amounts calculated pursuant to applicable regulations under the Code. The Company's total contribution is apportioned among the participants according to nondiscretionary formulas based on compensation. For 1995 the Company's contribution to the Profit Sharing Plan was $69,000. Effective January 1, 1996, the Company amended its profit sharing plan such that its assets were transferred into a qualified 401(k) savings retirement plan. All employees who have completed one year of service or 1,000 hours of service in that year with the Company are eligible to join the 401(k) plan on January 1 or July 1 of any given year. All eligible employees may contribute from 1% to 10%of their annual compensation into the plan. Matching contributions made by the Company vest 20% per year beginning with the employee's first date of eligibility and participation in the 401(k) plan.

EXECUTIVE BONUS POOL

    The Company established an Executive Bonus Pool (the "Bonus Pool") for 1992 and subsequent years to provide incentive compensation to officers selected to participate therein by the Compensation Committee of the Board of Directors. The aggregate amount available under the Bonus Pool is determined annually based on the achievement by the Company of certain levels of operating performance, including operating revenues and pretax income. Pursuant to the terms of the Bonus Pool, the available amount is to be allocated to participating officers at the discretion of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company had entered into a three-year consulting agreement, dated January 1, 1995, with Bernard Hoberman, pursuant to which the Company agreed to pay Mr. Hoberman an annual consulting fee of $40,000 for 1995, 1996 and 1997 and issued stock appreciation rights with respect to 30,000 shares of Common Stock and options to acquire 30,000 shares of Common Stock and 15,000 shares of Class A Common Stock under the Company's 1992 Stock Option Plan, at an exercise price of $5.17 per share. The stock appreciation rights were exchanged in August 1995 for warrants to acquire 30,000 shares of Common Stock and 15,000 shares of Class A Common Stock at an exercise price of $5.17 per share. The options and warrants vest in equal annual installments over three years.

    In December 1994, the Company issued to a company controlled by Mr. Salzman warrants to acquire 37,500 shares of Common Stock and 18,750 shares of Class A Common Stock at an exercise price of $5.16 per share, which warrants to purchase Common Stock become exercisable in quarterly installments of 4,100 and 4,200 warrants and warrants to purchase Class A Common Stock become exercisable in quarterly installments of 2,050 and 2,100 warrants. The Company has also granted 30,000 stock options and 30,000 stock appreciation rights for the purchase of Class A Common Stock to each of Messrs. Fell, Spivak, Salzman and Hoberman under the 1995 Plan. The stock appreciation rights were exchanged in August 1995 for warrants to acquire Class A Common Stock at an exercise price of $8.67 per share. The warrants vest in equal quarterly installments over two years.

    The Company, Archon and the Management Stockholders entered into certain agreements in July 1995, pursuant to which Archon and the Management Stockholders have received certain registration rights. In addition, pursuant to such agreements, the Company agreed to pay Archon an aggregate commitment fee equal to $308,000, of which $148,000 was paid on July 28, 1995 and $160,000 is payable in four equal annual installments. Archon is also entitled to receive a facility fee of 0.3% of any unissued 9% Subordinated Debentures due 2002 (the "Debentures"), of which an aggregate of up to $10.8 million principal amount was subscribed for by Archon, for each quarter until October 28, 1996 ($32,400 per quarter, assuming none of the Debentures are called.) See Note 10 to the "Notes to Consolidated Financial Statements" of the Company.

    As contemplated in his employment agreement, on November 10, 1995, the Company loaned Stephen C. Lehman $800,000, which is secured by 170,000 shares of the Company's Common Stock and, upon distribution of Class A Common Stock pursuant to the Stock Dividend, 85,000 shares of Class A Common Stock. The loan, which is non-recourse except as to the collateral, bears interest, payable quarterly, at the Bank's reference rate, as announced as of the first day of each quarter. The loan is payable on the earlier of July 28, 1999 or such date as Mr. Lehman ceases full time employment with the Company (or, if the Company terminates such employment without cause, one year thereafter). Not less than 70% of the net proceeds of the sale by Mr. Lehman of any pledged shares of Common Stock or Class A Common Stock and 25% of the net proceeds of any sale by Mr. Lehman of any other shares of Common Stock or Class A Common Stock shall be applied to repayment of the loan. The number of pledged shares will be reduced proportionately in the event of partial principal payments on the loan, provided that no collateral would be released to the extent the fair market value of the collateral remaining as security is less than 200% of the outstanding principal amount. In connection with the sale of certain of Mr. Lehman's shares which were not pledged under the loan, Mr. Lehman repaid $190,857 of his loan.

    Any future transactions between the Company and any affiliate thereof will be on terms no less favorable to the Company than those which are generally available from unaffiliated third parties and must be ratified by a majority of independent members of the Company's Board of Directors who do not have an interest in such transaction. There were no such matters which came before the Board during the year ended December 31, 1995, other than those described under "Employment Contracts" described above.

                          ANNUAL REPORT ON FORM 10-KSB

    THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO PREMIERE RADIO NETWORKS, INC., 15260 VENTURA BOULEVARD, SUITE 500, LOS ANGELES, CALIFORNIA 91403-5339, ATTENTION: CORPORATE SECRETARY.

                            INDEPENDENT ACCOUNTANTS

    Ernst & Young LLP serves as the Company's independent certified public accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                                 OTHER BUSINESS

    The Company knows of no other business that may be presented for consideration at the Annual Meeting. If any other matters are properly presented to the meeting, however, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Dated: July 26, 1996

                         PREMIERE RADIO NETWORKS, INC.
                             1995 STOCK OPTION PLAN

    1.  PURPOSE.

    The purpose of this plan (the "Plan") is to secure for PREMIERE RADIO NETWORKS, INC. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

    2.  TYPE OF OPTIONS AND ADMINISTRATION.

    (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

    (b) ADMINISTRATION. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan, provided, however, that if at the date an option granted under the Plan is exercised the Company's Class A Common Stock, $.01 par value per share ("Class A Common Stock") shall be registered under the Exchange Act, such options may only be exercised to purchase Class A Common Stock. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

    (c) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

    3.  ELIGIBILITY.

    (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants") PROVIDED, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

    (b) GRANT OF OPTIONS TO REPORTING PERSONS. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), (ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person" or (iii) pursuant to provisions for automatic grants set forth in Section 3(c) below. For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section 3(b) but shall be determined in accordance with the other provisions of the Plan.

    (c) The non-employee directors of the Company who are elected as directors at the Company's 1995 Annual Meeting of Shareholders shall each be granted on the date such directors take office an option to acquire up to 20,000 shares of stock subject to the Plan at an exercise price of not less than the fair market value of the Company's Common Stock on the date of grant of such options.

    4.  STOCK SUBJECT TO PLAN.

    The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock or Class A Common Stock, if registered under the Exchange Act. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock and Class A Common Stock, and Class A Common Stock of the Company which may be issued and sold under the Plan is 307,925. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

    5.  FORMS OF OPTION AGREEMENTS.

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

    6.    PURCHASE PRICE.

        (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

    (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

    7.  OPTION PERIOD.

    Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

    8.  EXERCISE OF OPTIONS.

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

    9.  NONTRANSFERABILITY OF OPTIONS.

    No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

    10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

    Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

    11.  INCENTIVE STOCK OPTIONS.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

    (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and (ii) the option exercise period shall not exceed five years from the date of grant.

    (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

    (d) TERMINATION OF EMPLOYMENT DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

               (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

               (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

              (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

    12.  ADDITIONAL PROVISIONS.

    (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    (b) ACCELERATION. Extension Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; PROVIDED, HOWEVER, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

    13.  GENERAL RESTRICTIONS.

    (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of
its   Common   Stock,  including   any   "lock-up"  or   other   restriction  on
transferability.

    (b) COMPLIANCE WITH SECURITIES LAW. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

    14.  RIGHTS AS A SHAREHOLDER.

    The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

    15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS.

    (a) RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

    (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 15 will be made by the Board of Directors or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

    16.  MERGER, CONSOLIDATION ASSET SALE, LIQUIDATION, ETC.

    (a) GENERAL. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

    (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

    17.  NO SPECIAL EMPLOYMENT RIGHTS.

    Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

    18.  OTHER EMPLOYEE BENEFITS.

    Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

    19.  AMENDMENT OF THE PLAN.

    (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval; and provided, further, that the provisions of
Section 3(c) hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employer Retirement Income Security Act of 1974, as amended or the rules thereunder.

    (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

    20.  WITHHOLDING.

    (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and
(ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

    (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

    21.  CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

    The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees,
(i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

    22.  EFFECTIVE DATE AND DURATION OF THE PLAN.

    (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the

Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

    23.  GOVERNING LAW.

    The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

    Adopted by the Board of Directors on March 1, 1995.

                         PREMIERE RADIO NETWORKS, INC.
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Premiere Radio Networks, Inc. to be held on August 13, 1996 and the Proxy Statement in connection therewith, each dated July 26, 1996; (b) appoints Stephen C. Lehman and Harold S. Wrobel, or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of Premiere Radio Networks, Inc., held of record by the undersigned on July 25, 1996 at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

/X/  Please mark your vote as in this example

1.  Approval of proposal to elect the following directors:

Stephen C. Lehman, Kraig T. Kitchin, Harold S. Wrobel, David J. Evans, Robert M.
              Fell, Andy Schuon, David E. Salzman, Kenin M. Spivak

For All Nominees / / Withhold All Nominees / / Withhold Authority to Vote for Any Individual Nominee named below. / /

- --------------------------------------------------------------------------------

2.    Approval  of  proposal  to  amend  the  Certificate of  FOR  AGAINST  ABSTAIN
    Incorporation of the Company  to provide that: (1)  each  / /    / /      / /
    share of Common Stock shall be entitled to ten votes per
    share  and each share  of Class A  Common Stock shall be
    entitled to one vote per share, (2) each share of Common
    Stock shall be  convertible into  one share  of Class  A
    Common  Stock at the  option of the  holder thereof; (3)
    the Company may not treat  the Common Stock and Class  A
    Common  Stock differently (except  for voting rights) in
    any merger, reorganization, recapitalization or  similar
    transaction  or support a tender offer which attempts to
    do so; and (4) the authorized number of shares of Common
    Stock and Class A Common  Stock shall be 14,000,000  and
    20,000,000 shares, respectively.
3.   Approval of proposal to ratify the appointment of Ernst  FOR  AGAINST  ABSTAIN
    & Young  LLP  to  serve  as  the  Company's  independent  / /    / /      / /
    accountants and auditors for the ensuing fiscal year.
4.   Approval of  proposal to approve  amendment to the 1992  FOR  AGAINST  ABSTAIN
    Stock Option Plan.                                        / /    / /      / /
5.  Approval of  proposal to approve  amendment to the  1995  FOR  AGAINST  ABSTAIN
    Stock Option Plan.                                        / /    / /      / /

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF PROPOSALS 1, 2, 3, 4 & 5 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.
                                                     ___________________________
                                                      Signature of Stockholder
                                                     Date ______________________
                                                     ___________________________
                                                     Signature if held jointly
                                                     Date ______________________

                                                    IMPORTANT: Please sign  date
                                                    this  proxy and sign exactly
                                                    as  your   name   or   names
                                                    appears thereon. If stock is
                                                    held  jointly,  all  holders
                                                    must  execute  this   proxy.
                                                    Executors,   administrators,
                                                    trustees, guardians of
                                                    others   signing   in    the
                                                    representative capacity,
                                                    please   so   indicate  when
                                                    signing.

  PLEASE SIGN DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTPAID
                                   ENVELOPE.

                         PREMIERE RADIO NETWORKS, INC.      CLASS A COMMON STOCK
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Premiere Radio Networks, Inc. to be held on August 13, 1996 and the Proxy Statement in connection therewith, each dated July 26, 1996; (b) appoints Stephen C. Lehman and Harold S. Wrobel, or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Class A Common Stock of Premiere Radio Networks, Inc., held of record by the undersigned on July 25, 1996 at such Annual Meeting and at any adjournment(s) thereof; and
(d) revokes any proxies heretofore given.

/X/  Please mark your vote as in this example

1.  Approval of proposal to elect the following directors:

Stephen C. Lehman, Kraig T. Kitchin, Harold S. Wrobel, David J. Evans, Robert M.
              Fell, Andy Schuon, David E. Salzman, Kenin M. Spivak

For All Nominees / / Withhold All Nominees / / Withhold Authority to Vote for Any Individual Nominee named below. / /

- --------------------------------------------------------------------------------

2.   Approval  of  proposal  to  amend  the  Certificate  of  FOR  AGAINST  ABSTAIN
    Incorporation  of the Company to  provide that: (1) each  / /    / /      / /
    share of Common Stock shall be entitled to ten votes per
    share and each share  of Class A  Common Stock shall  be
    entitled to one vote per share, (2) each share of Common
    Stock  shall be  convertible into  one share  of Class A
    Common Stock at  the option of  the holder thereof;  (3)
    the  Company may not treat the  Common Stock and Class A
    Common Stock differently (except  for voting rights)  in
    any  merger, reorganization, recapitalization or similar
    transaction or support a tender offer which attempts  to
    do so; and (4) the authorized number of shares of Common
    Stock  and Class A Common  Stock shall be 14,000,000 and
    20,000,000 shares, respectively.
3.  Approval of proposal to ratify the appointment of  Ernst  FOR  AGAINST  ABSTAIN
    &  Young  LLP  to  serve  as  the  Company's independent  / /    / /      / /
    accountants and auditors for the ensuing fiscal year.
4.  Approval of  proposal to approve  amendment to the  1992  FOR  AGAINST  ABSTAIN
    Stock Option Plan.                                        / /    / /      / /
5.   Approval of  proposal to approve  amendment to the 1995  FOR  AGAINST  ABSTAIN
    Stock Option Plan.                                        / /    / /      / /

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF PROPOSALS 1, 2, 3, 4 & 5 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.
                                                     ___________________________
                                                      Signature of Stockholder
                                                     Date ______________________
                                                     ___________________________
                                                     Signature if held jointly
                                                     Date ______________________

                                                    IMPORTANT:  Please sign date
                                                    this proxy and sign  exactly
                                                    as   your   name   or  names
                                                    appears thereon. If stock is
                                                    held  jointly,  all  holders
                                                    must   execute  this  proxy.
                                                    Executors,   administrators,
                                                    trustees, guardians of
                                                    others    signing   in   the
                                                    representative capacity,
                                                    please  so   indicate   when
                                                    signing.

  PLEASE SIGN DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTPAID
                                   ENVELOPE.